                                                                    EXHIBIT 4.41


                  SECOND AMENDMENT TO PARTICIPATION AGREEMENT
                          (STEELCASE TRUST NO. 2000-1)


         THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT (Steelcase Trust No. 2000-1), dated as of May 16, 2003 (this "Amendment"), is by and among (i) STEELCASE INC., a Michigan corporation (herein, together with its successors and assigns permitted hereunder, called "Lessee"), (ii) WELLS FARGO BANK NORTHWEST, N.A. (formerly known as First Security Bank, National Association), a national banking association (the "Trust Company"), not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee under the Trust Agreement (herein in such capacity, together with its successors and permitted assigns, called the "Certificate Trustee"), (iii) WELLS FARGO BANK NEVADA, N.A. (formerly known as First Security Trust Company of Nevada), not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent ("Administrative Agent"), (iv) BANC OF AMERICA LEASING & CAPITAL, LLC and SCOTIABANC INC. (each herein, together with its successors and permitted assigns, called a "Certificate Holder" and collectively, the "Certificate Holders"), (v) HATTERAS FUNDING CORPORATION, a Delaware corporation (the "CP Lender") and (vi) BANK OF AMERICA, NATIONAL ASSOCIATION, FIFTH THIRD BANK (f/k/a Old Kent Bank), THE NORTHERN TRUST COMPANY, and THE BANK OF NOVA SCOTIA (each herein, together with its successors and permitted assigns, as a Facility Lender called a "Facility Lender" and collectively, the "Facility Lenders" and as a Liquidity Bank under the LAPA, a "Liquidity Bank" and collectively, the "Liquidity Banks").

                              W I T N E S S E T H:

         WHEREAS, Lessee, Certificate Trustee, Administrative Agent, the Certificate Holders, the CP Lender, the Facility Lenders and Bank of America, National Association, not in its individual capacity but solely as Administrator, are parties to that certain Participation Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended, restated, supplemented or otherwise modified and in effect, the "Participation Agreement"), pursuant to which Certificate Trustee has purchased the Aircraft and has concurrently leased the Aircraft to Lessee;

         WHEREAS, the parties hereto desire to amend the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

         1.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Participation Agreement. In the case of any conflict between the provisions of this Amendment and the provisions of the Operative Documents, the provisions of this Amendment shall control construction of the terms.



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SECTION 2.  AMENDMENT TO PARTICIPATION AGREEMENT.

         2.1 Amendment to Appendix A. Effective as of June 2, 2003 the definition of "Applicable Percentage" in Appendix A to the Participation Agreement is amended by deleting the table therein and replacing it in its entirety with the following:


   Pricing                                                            LIBOR      Certificate     Facility
    Level                Senior Unsecured Credit Rating               Loan          Amount         Fee

      I        A or higher from S&P and A2 or higher from Moody's     0.40%         2.00%         0.17%

     II        A- from S&P and A3 from Moody's                        0.50%         2.00%         0.20%

     III       BBB+ from S&P and Baa1 from Moody's                    0.60%         2.00%         0.25%

     IV        BBB from S&P and Baa2 from Moody's                     0.70%         2.00%         0.30%

      V        BBB -- from S&P and Baa3 from Moody's                  1.15%         2.00%         0.40%

     VI        None of the above                                      1.55%         2.00%         0.45%


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF LESSEE.

                  3.1 Representations and Warranties of Lessee. In order to induce the parties hereto to enter into this Amendment, Lessee hereby represents and warrants to the parties hereto that:

                  (a) Power; Authority. It is validly existing under the laws of the State of Michigan; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.

                  (b) No Default. No Event of Default has occurred and is continuing.

SECTION 4.  MISCELLANEOUS.

         4.1 Continued Effectiveness of Operative Documents. Except as specifically amended hereby, each of the Participation Agreement and the other Operative Documents shall remain unchanged and continue in full force and effect. After the execution of this Amendment by the parties hereto, any reference to the Participation Agreement (including Appendix A thereto) in any Operative Document shall be to the Participation Agreement, as amended hereby.




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         4.2 Release. In consideration of entering into this Amendment, except with respect to obligations expressly set forth in the Operative Documents, Lessee releases the other parties hereto and each of their respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act with respect to this Amendment or any other Operative Document, on or prior to the date hereof.

         4.3 Governing Law. THIS AMENDMENT SHALL HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE (EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         4.4 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         4.5 Direction. The Certificate Holders direct the Certificate Trustee and the Facility Lenders hereby direct the Administrative Agent to enter into this Amendment.

         4.6 Successors and Assigns. This Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective permitted successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Lessee, Certificate Trustee and the other parties hereto with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

         4.7 Entire Agreement. This Amendment and all documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

         4.8 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         4.9 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.


            [The remainder of this page is intentionally left blank.]




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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                      STEELCASE INC.,
                                      as Lessee

                                      By:      /s/ GARY P. MALBURG
                                         -----------------------------


                                      Name: Gary P. Malburg

                                      Title: Vice President, Finance & Treasurer


                                      WELLS FARGO BANK NORTHWEST,
                                      N.A., not in its individual
                                      capacity but solely as
                                      Certificate Trustee

                                      By:      /s/ VAL T. ORTON
                                         -----------------------------

                                      Name: Val T. Orton

                                      Title: Vice President


                                      WELLS FARGO BANK NEVADA, N.A., not
                                      in its individual capacity but solely as Administrative Agent

                                      By:      /s/ VAL T. ORTON
                                         -----------------------------

                                      Name: Val T. Orton

                                      Title: Trust Officer


                                      HATTERAS FUNDING CORPORATION,
                                      as CP Lender

                                      By:      /s/ CHRISTOPHER T. BURT
                                         -----------------------------

                                      Name: Christopher T. Burt

                                      Title: Vice President










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                                      BANC OF AMERICA LEASING &
                                      CAPITAL, LLC, as a Certificate Holder

                                      By:      /s/ ALBERT Z. NORONA
                                         -----------------------------

                                      Name: Albert Z. Norona

                                      Title: Principal


                                      SCOTIABANC INC.,
                                      as a Certificate Holder

                                      By:      /s/ WILLIAM E. ZARRETT
                                         -----------------------------

                                      Name: William E. Zarrett

                                      Title: Managing Director


                                      BANK OF AMERICA, NATIONAL
                                      ASSOCIATION, as a Facility Lender

                                      By:      /s/ JACK WILLIAMS
                                         -----------------------------

                                      Name: Jack Williams

                                      Title: Managing Director


                                      FIFTH THIRD BANK (f/k/a Old Kent Bank),
                                      as a Facility Lender

                                      By:      /s/ SETH W. WATSON, III
                                         -----------------------------

                                      Name: Seth W. Watson, III

                                      Title: Vice President


                                      THE NORTHERN TRUST COMPANY,
                                      as a Facility Lender

                                      By:      /s/ PETER R. MARTINETS
                                         -----------------------------

                                      Name: Peter R. Martinets

                                      Title: Vice President





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                                      THE BANK OF NOVA SCOTIA,
                                      as a Facility Lender

                                      By:      /s/ MARK SPARROW
                                         -----------------------------

                                      Name: Mark Sparrow

                                      Title: Director


                                      BANK OF AMERICA NATIONAL
                                      ASSOCIATION, as Administrator

                                      By:      /s/ M. RANDALL ROSS
                                         -----------------------------

                                      Name: M. Randall Ross

                                      Title: Principal



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